UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 3, 2019

SANDRIDGE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33784	20-8084793
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma

(Address of principal executive offices)

(405) 429-5500

(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2019, Sandridge Energy, Inc. (the “Company”) received notice from Ms. Sylvia K. Barnes, a member of the Company’s Board of Directors (the “Board”), of her determination not to stand for re-election to the Board at the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”). Ms. Barnes notified the Company of her intention to serve on the Board through the remainder of her term, which expires at the close of the Annual Meeting. Her decision to not stand for re-election was not due to any disagreement with the Company.

On April 8, 2019, the Company received notice from Mr. William M. Griffin, Jr., a member of the Board, of his determination not to stand for re-election to the Board at the Annual Meeting. Mr. Griffin notified the Company of his intention to serve on the Board through the remainder of his term, which expires at the close of the Annual Meeting. His decision to not stand for re-election was not due to any disagreement with the Company.

Mr. Griffin and the Company are currently negotiating a potential short-term advisory agreement to ensure the continued smooth transition of the CEO position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SANDRIDGE ENERGY, INC.

Dated: April 9, 2019	By:	/s/ Philip T. Warman
Philip T. Warman
Executive Vice President, General Counsel and Corporate Secretary